UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 11, 2019
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

618 W. Sunset Road San Antonio, Texas	78216
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments To Articles Of Incorporation Or Bylaws; Change In Fiscal Year.
On October 11, 2019, the Board of Directors of XPEL, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (“Bylaws”). The Bylaws, as amended, removed all references to the TSX Venture Exchange, the Toronto Stock Exchange and the Canada Business Corporation Act as well as all provisions previously required to be included in the Bylaws by the TSX Venture Exchange. The changes were made as a result of the listing of the Company’s common stock on the NASDAQ Stock Market and de-listing of the common stock on the TSX Venture Exchange.
In addition, the Bylaws, as amended, amend certain advance notice provisions relating to stockholder meetings. The following is a summary of the advance notice provisions reflected in Section 2.13 of the Bylaws:

•
advance notice of a matter sought to be brought by a stockholder before an annual meeting of stockholders must be brought by a stockholder who is a stockholder of record on the date the notice is delivered to the Secretary of the Company, who is entitled to vote at the annual meeting on such matter, and who complies with the procedures of the advance notice bylaw provision;

•	written notice of any nomination of directors or other proposal by a stockholder (“Stockholder Notice”) must be timely;

•	a Stockholder Notice must contain the following information:

•	the information required for each nominee by Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	a description of all equity securities of the Company beneficially owned by the stockholder and any beneficial owner;

•
a description of any compensation and other material arrangements between such stockholder or beneficial owner and their affiliates, on the one hand, and each proposed nominee and their affiliates, on the other;

•	any proxy or other arrangement relating to voting of shares;

•
whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into by or for the benefit of such stockholder or beneficial owner with respect to the Company, which allows the stockholder or beneficial owner to profit or share in the profit from an increase or decrease in the value of the shares of the Company; and

•
if the notice relates to business other than a nomination, a brief description of the business to be brought before the meeting, the reasons for it and any material interest of such stockholder or beneficial owner in it and any agreements with any other persons with respect to the proposal of such business.

•
Any proposed nominee must also provide the Company with a written questionnaire with respect to the background and qualification of such person and a written representation and agreement that such person is not and will not become a party to any agreement as to (1) how such a person will vote on a particular matter upon becoming a director (a “Voting Commitment”) that has not been disclosed to the Company or any Voting Commitment that could limit or interfere with such person’s ability to comply with his or her fiduciary duties, (2) is not a party to any agreement with respect to any compensation with any party other than the Company that has not been disclosed and (3) would be in compliance, if elected, and will comply with all applicable Company policies. The Company may also require such person to furnish such other information as the Company may reasonably require to determine whether the nominee would be considered “independent” as a director under the various rules and standards applicable to the Company.

The amendments also include certain other technical and conforming revisions and clarifications. The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated in this Item 5.03 by reference.
  Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

3.1	Amended and Restated Bylaws of XPEL, Inc. dated as of October 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: October 11, 2019	By: /s/ Barry R. Wood
Barry R. Wood
Senior Vice President and Chief Financial Officer